Exhibit 10.53

AMENDMENT TO AMENDED AND RESTATED

PLANET HOLLYWOOD RESORT & CASINO

LICENSING AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED PLANET HOLLYWOOD RESORT & CASINO LICENSING AGREEMENT (hereinafter referred to as the “Amendment”) is entered into and effective this 30th day of November, 2006 by and among Planet Hollywood International, Inc., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office and place of business at 7598 West Sand Lake Road, Orlando, Florida, 32819, and Planet Hollywood (Region IV), Inc., a corporation duly organized and existing under the laws of the State of Minnesota, having its principal office and place of business at 7598 West Sand Lake Road, Orlando, Florida, 32819 (hereinafter collectively referred to as “PHII”), Planet Hollywood Memorabilia, Inc. (hereinafter referred to as “PHMemo”), a wholly owned subsidiary of PHII duly organized and existing under the laws of the State of Florida, having its principal office and place of business at 7598 West Sand Lake Road, Orlando, Florida, 32819 and OpBiz, L.L.C., a Nevada limited liability company (hereinafter referred to as “HOTEL JV”) having its principal office and place of business at 3667 Las Vegas Blvd. South, Las Vegas, Nevada, 89109.

PREAMBLE

A. The parties hereto entered into an Amended and Restated Planet Hollywood Resort & Casino Licensing Agreement on August 9, 2004 (the “Agreement”) concerning the licensing of certain intellectual property in connection with the ownership and operation of the Planet Hollywood Resort & Casino complex located at 3667 Las Vegas Blvd. South, Las Vegas, Nevada; and

B. HOTEL JV is in the process of pursuing a refinancing, and in connection therewith and in order to accommodate same, the parties have agreed to amend certain terms and provisions of the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, and for and in consideration of the mutual promises, covenants and undertakings herein set forth, PHII, PHMemo and HOTEL JV agree as follows:

1.             Definitions: Unless otherwise defined herein or the context requires otherwise, capitalized terms utilized herein shall have the meanings ascribed thereto in the Agreement.

2.             Amendments: Subject to the terms and conditions set forth herein, the Agreement is hereby amended as follows:

(a)  Section 1.2 is hereby deleted in its entirety and replaced with the following new Section 1.2:

“1.2. Subject to the provisions of this Agreement, the License Rights granted herein shall be exclusive to HOTEL JV and its permitted successors, assigns and sublicenses for the operation of a hotel or hotel with a gaming casino within Clark County, Nevada.””

(b)  Section 1.3 of the Agreement is hereby amended by deleting such clause in its entirety and replacing it with the following new Section 1.3:

“1.3 Subject to the provisions of this Agreement, HOTEL JV shall have the right to grant non-transferable sublicenses to use THE MARKS and the DOMAIN NAMES in connection with the identification, management, operation, advertising and promotion of the Complex, the Time Share Premises and the Bazaar Site to: (a) PH Fee Owner, LLC; (b) Starwood or one or more of Starwood’s affiliates or subsidiaries as appropriate or necessary (hereinafter referred to as “STARWOOD”); (c) Manager (and any successor Manager) (d) Central Florida Investments, Inc. (and any successor developer of the Time Share Premises); (e) BZ Clarity Theatrical - LV, LLC; and (f) Boulevard Invest, LLC (with respect to Boulevard Invest, LLC such use as defined and as set forth in the Agreement and Amendment to Construction, Operation and Reciprocal Easement Agreement dated on or about August 17, 2005) and for no other business or non-business purposes whatsoever and in accordance with Section 7, which sublicenses shall be in a form and content reasonably acceptable to PHII.

(c)  Section 1.4 of the Agreement is hereby amended by deleting such clause in its entirety and replacing it with “Intentionally Omitted.”

(d)  Section 2.1 is hereby deleted in its entirety and replacing it with the following new Section 2.1 :

“2.1         Commencing upon the occurrence of each of: (a) the completion of the interior rebranding; and (b) the operation of the Complex as a Planet Hollywood using THE MARKS (the “Reopening”), as consideration for the use of THE MARKS, the DOMAIN NAMES, THE MEMO and the other contributions of PHII and PHMemo hereunder, HOTEL JV shall pay PHII an amount (the “Continuing Fee”) equal to one and 75/100 percent (1.75%) of HOTEL JV’s Non-Casino Gross Receipts (as such term is defined in Section 2.2 below) without set-off or deduction therefrom at PHIIYs principal place of business in Orlando, Florida (unless otherwise agreed by PHII). The Continuing Fee shall be paid quarterly in arrears and shall be due and payable quarterly to PHII on the first day of each such quarter. Notwithstanding the foregoing, if prior to the Reopening, HOTEL JV opens an attraction with paid admission using THE MEMO or THE MARKS, HOTEL JV shall pay to PHII a Continuing Fee (payable quarterly as set forth above) based solely on the Gross Receipts of such attraction (and excluding all other “Non-Casino Gross Receipts” (defined below)) until the Reopening.”

(e)           Section 3.1 of the Agreement is hereby amended by deleting such clause in its entirety and replacing it with “Intentionally Omitted.”

(f)            Section 5.1 is hereby amended by deleting the sentence “The costs of casing, framing, displays, installation, supervision and other services provided by PHII or PHMemo under this Section 5 shall be paid by HOTEL JV solely from the $90 million of “Renovation Capital Expenditures” required to be made by HOTEL JV under the Loan Agreement.”  In addition, the following sentence shall be added to the end of Section 5.1:

“Notwithstanding anything contained in this Agreement to the contrary, in no event shall more than ten percent (10%) of the fair market value of THE MEMO located within the Complex be revolving at any given time during the term of this Agreement in connection with any Swap Outs.”

(g)           Section 16.1 is hereby deleted in its entirety and replacing it with the following new Section 16.1:

“16.1.  All notices or other communications required or permitted under this Agreement shall be made in writing and shall be deemed given (a) upon delivery, if sent by (1) personal delivery, (2) courier (e.g., overnight delivery) or (3) certified mail, return receipt requested, postage and registration fees prepaid and correctly addressed to the parties at the following addresses (b) upon sending, if sent by telecopier to a party at the number listed below for such party (with a telecopier machine or computer generated confirmation sheet retained by the sender):

If to PHII:	Mr. Robert Earl
or PHMemo	Chairman and Chief Executive Officer
Planet Hollywood International, Inc.
7598 West Sand Lake Road
Orlando, Florida 32819
Telecopier: (407) 351-4511

with a copy to:

General Counsel
Planet Hollywood International, Inc.
7598 West Sand Lake Road
Orlando, Florida 32819
Telecopier:

If to HOTEL JV:	Mr. Michael Mecca
President and Chief Executive Officer
OpBiz, LLC
3667 Las Vegas Blvd. South
Las Vegas, Nevada 89109
Telecopier: (702) 785-5080

With a copy to:	Mr. Doug Teitelbaum
Bay Harbour Management, LC
885 Third Avenue, 34th Floor
New York, NY 10022
Telecopier: (212) 371-7497

With a copy to:	General Counsel
OpBiz, LLC
3667 Las Vegas Blvd. South
Las Vegas, NV 89109
Telecopier: (702) 785-5936

(h) Section 17.l(b) of the Agreement is hereby amended by deleting such clause in its entirety and replacing it with “Intentionally Omitted.”

3.  Ratification: The Agreement, as amended herein, shall remain in full force and effect and is hereby ratified and affirmed in all respects.

WITNESS WHEREOF, the parties have hereunto signed this Amendment as of the day and year first written herein.

PLANET HOLLYWOOD
INTERNATIONAL, INC,,
a Delaware corporation

PLANET HOLLYWOOD
MEMORABILIA, INC.,
a Florida corporation

PLANET HOLLYWOOD
(REGION IV), INC.,
a Minnesota corporation

OPBIZ, L.L.C.
a Nevada Limited Liability company

By:	/s/ Donna Lehmonn
Name: Donna Lehmonn
Title: EVP / CFO

AMENDMENT TO AMENDED AND RESTATED PLANET HOLLYWOOD RESORT & CASINO LICENSING AGREEMENT